Exhibit 99.5

Filed pursuant to Rule 425 under the

Securities Act of 1933, as amended, and

deemed filed under Rule 14a-12 under the

Securities Exchange Act of 1934, as amended

Filer: Broadcom Corporation

Commission File No.: 000-23993

Subject Company: Broadcom Corporation

Broadcom and Avago Investor Q&A

May 28, 2015

Why is Avago entering into an agreement to acquire Broadcom?

Bottom line - this is a compelling transaction for shareholders. Broadcom and Avago shareholders are benefitting in terms of a move upwards in both of their share prices but the Broadcom shareholders also have a longer-term opportunity to benefit by being shareholders in Avago should they chose.

As Broadcom has highlighted in the past – the industry is maturing and we believe that those companies that will be successful over the long term will need to have size, scale and a broad product line.

This transaction meets that criteria:

The combined company will be the third largest semiconductor company in the world offering a broader set of products to both company’s wired and wireless customers.

Unique portfolio of category leading franchises.

Stronger financial profile and immediately accretive to free cash flow and non-GAAP EPS.

Avago is smaller than Broadcom, why isn’t Broadcom entering into an agreement to acquire Avago?

Avago has the larger market cap. As Broadcom has highlighted in the past – the industry is maturing and we believe that those companies that will be successful over the long term will need to have size, scale and a broad product line.

Who reached out to who first?

Information regarding the communication between the two companies will be disclosed when the proxy is filed.

Was the company for sale?

The Company was not for sale, but we have the responsibility to consider all proposals that will create meaningful shareholder value. This proposal from Avago meets that criteria. It generates significant shareholder value and creates one of the largest semiconductor companies in the world.

Why keep the name Broadcom?

Broadcom has a rich and long tradition of market and technological leadership and the combined company wanted to retain the name and identity.

Do Henry and Nick want this transaction to go forward?

Yes both Henry and Nick support the transaction and have agreed to vote their share in favor of it.

Will Nick or Henry be part of the Broadcom Limited management team?

Dr. Samueli will be appointed Chief Technical Officer of the combined company. Dr. Nicholas will serve in a strategic advisory role within the combined company, reporting to Mr. Tan.

Where there any other bidders?

Information regarding if there were any other bidders will be disclosed when the proxy is filed.

So there were other bidders, why where the other bids not accepted?

Information regarding if there were any other bidders will be disclosed when the proxy is filed.

Do you anticipate that they will come back to the bidding table or anyone else?

Information regarding any other discussions or if there were any other bidder will be disclosed when the proxy is filed.

What are the breakup fees and terms?

There is an “interloper” break-up fee of $1.0 billion but please refer to the transaction agreement that we expect to file shortly for further information regarding the transaction terms.

Is Broadcom able to entertain other bids?

The deal contains customary terms where if there is an unsolicited proposal we have the opportunity to evaluate, subject to customary limitations and procedures.

What metrics did Broadcom use internally to justify the transaction?

The Board underwent a rigorous process to evaluate the strategic and financial metrics which included a fairness opinion from our advisors. The Boards at both companies believe the transaction is in the best interest of both company’s shareholders and the shareholders themselves of both companies will have an opportunity to also vote prior to close.

What governmental reviews do you anticipate that this transaction will have to go through?

This transaction is subject to customary regulatory review including antitrust review in US, European Union, China and other jurisdictions.

Do you anticipate any issues?

We expect the transaction to receive the necessary approvals.

Avago said that they see a path to $750 million in synergies. What does that mean for the functions like, OPS, CE, Sales, and G&A?

Avago would best to comment on these issues.

Any update on numbers?

We are not making any comment regarding our outlook.

Deal Structure

Can you describe the terms of the offer?

Broadcom shareholders in aggregate will receive per share consideration of $27.25 in cash and 0.2189 Avago ordinary shares or restricted shares (as described below), subject to the election and proration mechanisms, and assuming that no more than 50% of outstanding Broadcom shares elect restricted shares

Each outstanding share of Broadcom will have the ability to elect to receive $54.50 in cash, 0.4378 Avago ordinary shares or 0.4378 restricted shares or partnership units (collectively, “restricted shares”) of Avago

The election of consideration per share will be prorated as follows:

Restricted shares: Shareholders electing restricted shares will receive all restricted shares

Stock:

If stock and restricted shares elected are less than 50% of Broadcom shares outstanding, shareholders electing stock will receive all stock

If restricted shares elected are less than 50% and aggregate stock and restricted shares elected are greater than 50%, shareholders electing stock will receive a prorated amount of stock and cash

If restricted shares elected are greater than 50%, shareholders electing stock will receive all cash

Cash:

If cash elected is less than 50%, shareholders electing cash will receive all cash

If cash elected is greater than 50%, shareholders electing cash will receive a prorated amount of cash and stock

Non-electing shareholders will be treated the same as shareholders electing cash

Why units?

The transaction is intended to qualify as a tax-free exchange, but in the event that an IRS tax ruling is not received, shareholders will have the opportunity to elect partnership units exchangeable into Avago ordinary shares on a tax-deferred basis.

Why proration?

Avago wants to limit the amount of equity it is issuing in this transaction to approximately half of the total consideration.

What are the key terms of the partnership units?

Purpose: Allow long-term, tax-sensitive holders of Broadcom to continue their equity investment in Avago

Restricted Period: Two years from closing if units are elected by more than 15% of Broadcom shares outstanding near closing; otherwise, the period will be one year

Transferability: Not permitted during the Restricted Period other than permitted transfers such as charitable giving, estate tax planning and certain affiliate transfers

Hedging: Not permitted during the Restricted Period

Grant of Liens: Not permitted during the Restricted Period

Voting: Units will receive one vote per share and vote with ordinary shares as a single class, unless prohibited by Singapore law

Dividends: Same as ordinary shares

Exchange Window: Each holder of units may submit one exchange notice per month

Exchange Right: After the Restricted Period, units are exchangeable on a one-for-one basis into Avago ordinary shares or cash, as determined by Avago; no exchange prior to the third anniversary of closing unless Avago receives tax opinion that there is no inversion tax risk to Avago

Cash Settle: Based on VWAP for the trading day immediately prior to the exchange notice at Avago’s option

Listing: Not to be listed

What will I receive in the transaction?

If the transaction is completed, each holder of Broadcom common shares will be entitled to receive, as elected by such holder:

(a) $54.50 in cash,

(b) 0.4378 newly issued partnership units exchangeable into Avago shares, or

(c) 0.4378 newly issued Avago shares

•	Subject to proration such that all Broadcom shareholders shall receive in aggregate $27.25 in cash and 0.2189 in ordinary shares or units in total. If you do not deliver your election by the deadline or fail to make a proper election, you will be deemed to have elected to receive all cash consideration

What are exchangeable partnership units?

Units refer to interests of Safari Cayman, LP, which is an Avago exchangeable limited partnership unit which will be convertible on a one-to-one basis into Avago common shares; however, the units may not be exchanged for Avago common shares for two years following the closing of the transaction, unless holders electing to receive units are less than 15% of the Broadcom common shares, then the restricted period will be shortened to one year

Holders of the units will participate in the votes of shareholders of Avago on a pro rata basis

Please see the information on our web site.

Why are units being offered to shareholders, instead of only common stock?

The Units will allow long-term, tax-sensitive shareholders of Broadcom to continue their equity investment in Avago

Units will be tax-deferred and the shares may be taxable (depending upon IRS guidance).

What are the restricted shares?

If a tax ruling waiver is obtained, restricted shares will be issued instead of partnership units. Restricted shares will have the same terms as units described under Restricted Period, Transferability, Hedging, Grant of Liens, Voting and Dividends. The restricted shares will automatically be reclassified into ordinary shares at the end of the Restricted Period.

Will each Broadcom shareholder who makes a partnership unit or restricted share election be entitled to receive partnership units or restricted shares?

Broadcom shareholders electing to receive partnership units or restricted shares will receive 100% of the partnership units or restricted shares elected.

Forward Looking Statements

All statements included or incorporated by reference in this document, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Broadcom’s current expectations, estimates and projections about its business and industry, management’s beliefs, and certain assumptions made by Broadcom and Avago, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, references to the anticipated benefits of the proposed transaction and the expected date of closing of the transaction. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement.

Important risk factors that may cause such a difference in connection with the proposed transaction include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals from the shareholders of Avago or Broadcom for the transaction are not obtained; (2) litigation relating to the transaction; (3) uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; (4) risks that the proposed transaction disrupts the current plans and operations of Avago or Broadcom; (5) the ability of Avago and Broadcom to retain and hire key personnel; (6) competitive responses to the proposed transaction; (7) unexpected costs, charges or expenses resulting from the transaction; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (9) the combined companies’ ability to achieve the growth prospects and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined companies’ existing businesses and the indebtedness planned to be incurred in connection with the transaction; and (10) legislative, regulatory and economic developments. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that will be filed with the SEC in connection with the proposed transaction. The forward-looking statements in this document speak only as of this date. Neither Broadcom nor Avago undertake any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to Broadcom Corporation’s overall business, including those more fully described in Broadcom Corporation’s filings with the Securities and Exchange Commission (“SEC”) including its annual report on Form 10-K for the fiscal year ended December 31, 2014, and its quarterly reports filed on Form 10-Q for the current fiscal year, and Avago’s overall business and financial condition, including those more fully described in Avago’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended November 2, 2014, and its quarterly reports filed on Form 10-Q for its current fiscal year. The forward-looking statements in this document speak only as of date of this document. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

Additional Information And Where To Find It

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The proposed transaction will be submitted to the shareholders of each of Broadcom and Avago for their consideration. Avago will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement/prospectus of Broadcom and Avago. Each of Broadcom and Avago will provide the joint proxy statement/prospectus to their respective shareholders. Broadcom and Avago also plan to file other documents with the SEC regarding the proposed transaction. This document is not a substitute for any prospectus, proxy statement or any other document which Broadcom or Avago may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF BROADCOM AND AVAGO ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). In addition, investors and shareholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents filed with the SEC by the parties on Broadcom’s Investor Relations website (www.broadcom.com/investors) (for documents filed with the SEC by Broadcom) or Avago Investor Relations at (408) 435-7400 or investor.relations@avagotech.com (for documents filed with the SEC by Avago, Holdco or New LP).

Participants in the Solicitation

Broadcom, Avago, and certain of their respective directors, executive officers and other members of management and employees, under SEC rules may be deemed to be participants in the solicitation of proxies from Broadcom and Avago shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Broadcom and Avago shareholders in connection with the proposed transaction will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find more detailed information about Broadcom’s executive officers and directors in its definitive proxy statement filed with the SEC on March 27, 2015. You can find more detailed information about Avago’s executive officers and directors in its definitive proxy statement filed with the SEC on February 20, 2015. Additional information about Broadcom’s executive officers and directors and Avago’s executive officers and directors can be found in the above-referenced Registration Statement on Form S-4 when it becomes available.